UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2005

AMERICAN WATER STAR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32220	87-0636498
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4560 South Decatur Boulevard
Suite 301
Las Vegas, Nevada	89103
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including are code: (702) 740-7036

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) Appointment of Officer

On March 29, 2005, American Water Star announced the appointment of Richard Mesnick as its new Executive Vice President of Sales.

Mr. Mesnik, prior to coming to American Water Star, spent over thirty years at E&J Gallo Winery as the Director of Field Sales Training. During his time at Gallo he trained regional sales and marketing managers, assisted in the development of training manuals, co-authored video scripts for numerous marketing programs, coordinated and developed national college recruiting programs, and conducted bilingual marketing seminars in Latin America. Prior to his employment at Gallo, Mr. Mesnik worked for Mattel Toys in Los Angeles for two years. Mr. Mesnik received his Bachelor Degree in Political Science and has a Gradutate Degree in Psychology from the University of California, Los Angeles.

The Company has not formalized an employment contract with Mr. Mesnik as of the date of this filing.

Item 7.01 Regulation FD Disclosure

Forward-Looking Statements:

Information in this Item may contain statements that constitute "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "establish," "project" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are based on current expectations and assumptions that are subject to certain risks and uncertainties that could cause actual results to differ materially from American Water Star's historical experience and its projections. Actual results could differ materially because of factors such as: entry into markets with vigorous competition, market acceptance of American Water Star's products, continued acceptance of existing products, American Water Star's ability to enter into co-pack and private label agreements, delays in product development and related product release schedules, sales channel disruption to major distributors, and reliance on suppliers for key product ingredients that could result in delays in product delivery, any of which may cause revenues and income to fall short of anticipated levels; implementation of operating cost structures that align with revenue growth; unavailability of insurance; uninsured losses; adverse results in litigation; unanticipated tax liabilities; the effects of a major catastrophic event, like hurricanes and floods, that results in the destruction or disruption of any of American Water Star's plants; changes in economic conditions; changes in the non-alcoholic beverages business environment, including actions of competitors and changes in consumer preferences; the effectiveness of American Water Star's advertising and marketing programs; regulatory and legal changes; American Water Star's ability to penetrate developing and emerging markets; and other risks discussed in American Water Star's filings with the SEC, including its Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. American Water Star undertakes no obligation to publicly update or revise any forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

On March 29, 2005, Roger Mohlman, American Water Star's CEO, hosted an investor conference call. The information in 7.01 of this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

The following is a summary of the conference call hosted by Mr. Mohlman on March 29, 2005.

Mr. Mohlman began his discussion with the topic of anticipated revenues and forward-looking projections for the upcoming quarters. Mr. Mohlman stated that in regards to revenue, the fourth quarter of 2004 compared to third quarter of 2004 was up approximately 183%. Additionally, the first quarter of 2005 compared to the fourth quarter of 2004 was roughly up 180-200% and first quarter of 2005 increased approximately 340% over the first quarter of 2004.

Mr. Mohlman also announced Mr. Richard Mesnick's appointment as Executive Vice President of Sales. Mr. Mohlman went on to say that American Water Star is also in the process of interviewing candidates for a possible new president.

The third topic of discussion related to American Water Star's plants. Mr. Mohlman clarified that three facilities were built last year and in December of 2004, the Phoenix facility came online in part and is currently fully operational. However, as a result of Splenda® not allowing American Water Star to buy their product directly, reformulations and relabeling in all of their beverages had to be made. In addition, the plants had to be totally retrofitted to run sugar and the Phoenix facility is currently able to do so. American Water Star anticipates a sugar permit within the next seven days for the Jacksonville plant and most likely in three to four weeks for the Mississippi plant. As far as product capabilities for each plant, Mr. Mohlman estimated that the Phoenix plant could produce 20.7 million cases per annum, the Mississippi plant is capable of 19.4 million cases of just water per annum, and the Jacksonville plant is a high speed filling plant that could produce in excess of 10.4 million cases per annum.

Further expanding on his discussion of sales and where revenue is generated, Mr. Mohlman discussed the acquisition of the Nevada Division of Colorado River Distributors and how he expects this acquisition with American Water Star's current beverages to increase revenue. In addition, this acquisition brings American Water Star 1200 to 1300 new locations in the Las Vegas area for distribution. Later in the discussion, Mr. Mohlman went on to say that American Water Star's current bookings are in excess of $38 million and approaching $41 million in contracts. Mr. Mohlman also pointed out that the increase in growth revenue requires American Water Star to have greater raw side availability to meet the production needs and each case of products costs money to produce before the Company can collect on its return.

The issue of the spin-off for New Age Packaging, Inc. was addressed and Mr Mohlman expects for the SB-2 to be filed shortly after American Water Star's 10-KSB is filed. The SB-2 was put on hold until audited financials for the year ended December 31, 2004 could be included.

Mr. Mohlman also clarified that he has purchased American Water Star shares in the open market, which has been publicly disclosed on his Form 4's.

A recording of the entire conference call is available for 30 days at the following:

Call 1-800-977-8002 in the United States or Canada; or

Call 1-404-920-6650 in the Atlanta Area or Internationally

Pin Code: Press * then 314935

Item 8.01 Other Events

On March 22, 2005, American Water Star issued a press release announcing an investor conference call to be held on Tuesday, March 29, 2005 at 4:15 p.m. Eastern Standard Time. Mr. Mohlman, American Water Star's President and CEO hosted the conference call. A copy of the press release is attached hereto as exhibit 99.1

On March 23, 2005, American Water Star issued a press release announcing its acquisition of the Colorado River Distributors' Nevada Division. A copy of the press release is attached hereto as exhibit 99.2

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Exhibit Title of Description
99.1	Press Release of the Company, dated March 22, 2005 announcing an investor conference call.
99.2	Press Release of the Company, dated March 23, 2005 announcing the acquisition of Colorado River Distributors' Nevada Division.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER STAR, INC.

By: /s/ Roger Mohlman

Roger Mohlman, President / CEO

Date: April 1, 2005